Company Contact:	Investor Relations Contact:
Mr. Tao Li	Mr. Crocker Coulson
Chief Executive Officer	President
China Green Agriculture, Inc.	CCG Investor Relations
Tel: +86-29-88266386	Tel: +1-646-213-1915 (NY Office)
E-mail: kingtone@techteam.com.cn	E-mail: crocker.coulson@ccgir.com
Graham Reed, Financial Writer
E-mail: graham.reed@ccgir.com

FOR IMMEDIATE RELEASE

China Green Agriculture, Inc. Announces
Fourth Quarter and Year End Fiscal Year 2008 Results

Xi’an, China - September 25, 2008 - China Green Agriculture, Inc. (OTC Bulletin Board: CGAG) (“China Green Agriculture” or “the Company”), a leading producer and distributor of humic acid (“HA”) based liquid compound fertilizer through its wholly owned subsidiary, Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., today announced its financial results for the fourth quarter and year ended June 30, 2008.

Fourth Quarter 2008 Highlights

•	Net revenues totaled $7.2 million, up 18.1% year-over-year
•	Gross profit was $3.8 million, or 52.7% of revenues, up 18.9% year-over-year
•	Operating income was $2.4 million, down 22.8% year-over-year
•	Net income was $1.3 million, down 53.9% year-over-year, or $0.07 per basic and fully diluted share
•	Pro forma net income was $3.0 million, up 4.4% year-over-year, or $0.16 per basic and fully diluted share

Full Year 2008 Highlights

•	Net revenues totaled $22.6 million, up 48.9% year-over-year
•	Gross profit was $12.8 million, or 56.7% of revenues, up 49.2% year-over-year
•	Operating income was $9.3 million, up 23.0% year-over-year
•	Net income was $7.7 million, up 12.4% year-over-year, or $0.53 per basic and fully diluted share
•	Pro forma net income was $9.5 million, up 37.0% year-over-year, or $0.65 per basic and fully diluted share
•	Became a publicly traded company through a share exchange transaction in December 2007 (the “Share Exchange”)
•	Commenced construction on new facilities to increase production capacity by 40,000 metric tons per year
•	Gained a net increase of 30 distributors throughout the fiscal year, increasing the total to roughly 480

“We are pleased to complete China Green Agriculture’s first year as a publicly listed company with solid top line growth,” stated Mr. Tao Li, chairman, president and chief executive officer of the company. “Due to the high demand of our products, we have expanded our distributor network over the last year and have continued to develop highly effective, specialized fertilizers based on market demand. During the year, we also broke ground on our new manufacturing facilities which will expand our output capabilities by 40,000 metric tons.”

Fourth Quarter 2008 Results

Net revenues for the fourth quarter of fiscal 2008 totaled $7.2 million, up 18.1% from $6.1 million in the same quarter of fiscal year 2007. The increase in revenues was primarily due to an increase in sales volume of humic acid organic liquid compound fertilizer resulting from an expanded sales network and greater product offerings as well as an increase in sales of agricultural products from the Company’s greenhouse facility. In the fourth quarter of fiscal year 2008, fertilizer products accounted for $6.8 million, or 94.2% of total revenues, while products from the greenhouse facility accounted for $0.4 million, or 5.8% of total revenues. The decrease in revenue growth from previous quarters was primarily due to the earthquake in Sichuan province which disrupted the Company’s distribution network.

Gross profit for the fourth quarter of fiscal year 2008 totaled $3.8 million, an increase of 18.9% from $3.2 million in the same quarter of 2007. Gross profit margin was 52.7% for the fourth quarter of fiscal year 2008, compared to 52.4% during the same period last year.

Operating expenses for the fourth quarter of 2008 were $1.4 million, up from $0.1 million in the same quarter of 2007. This increase was primarily due to higher selling and administrative expenses associated with being a public company, including legal and auditor fees. Operating expenses also included one time non cash stock-based compensation expenses of $0.5 million and a one time charge of approximately $0.7 million in connection with the Share Exchange. Operating expenses were 20.1% of net revenues in the fourth quarter of fiscal year 2008, up from 2.4 % of net revenues in the corresponding quarter of fiscal year 2007.

Operating income for the fourth quarter of fiscal year 2008 was $2.4 million, down 22.8% from $3.1 million in the fourth quarter of fiscal year 2007. Operating margin was 32.6%, compared to 50.0% in the same quarter of 2007.

Net income for the fourth quarter of fiscal year 2008 was $1.3 million, or $0.07 per basic and fully diluted share, down 53.9% compared to net income of approximately $2.9 million, or $0.27 per basic and fully diluted share, during the same period in 2007.

Pro forma net income in the fourth quarter of 2008 was $3.0 million or $0.16 per fully diluted share, a 4.4% increase from the fourth quarter of 2007.

Full Year Results

In the fiscal year ended June 30, 2008, net revenues were $22.6 million, up 48.9% from $15.2 million in fiscal year 2007. Gross profit was $12.8 million, up 49.2% from $8.6 million in the prior year. Gross margin was 56.7%, roughly unchanged from 56.5% one year ago. Operating income rose 23.0% to $9.3 million, while operating margin was 41.2%, compared to 49.9% in fiscal year 2007. Net income increased 12.4% to $7.8 million, or $0.53 per basic and fully diluted share, compared to $6.9 million, or $0.64 per basic and fully diluted share, a year ago. The financial year 2008 net income was impacted by non cash employee compensation, a one time charge in connection with the Share Exchange in December 2007, and liquidated damages resulting from the late effectiveness of the Company’s registration statement. Pro forma net income in 2008 was $9.5 million or $0.65 per fully diluted share, a 37.0% increase from 2007.

Financial Condition

As of June 30, 2008, the Company had $16.6 million in cash and cash equivalents, working capital of $13.3 million and a current ratio of 2.13. The Company had $17.3 million in shareholders’ equity compared to $8.8 million in fiscal year 2007. The Company generated $9.1 million in cash flows from operating activities in the fiscal year ended June 30, 2008.

In fiscal 2009, the Company expects capital expenditures of approximately $15 million, the majority of which will be used for the construction of its new production facility. Construction is expected to be complete in February 2009 with trial production scheduled to begin in March 2009. When full scale production begins in July 2009, total annual production capacity will increase by 40,000 metric tons.

Recent Events

•	In September 2008, China Green Agriculture appointed Ms. Ying Yang as chief financial officer of the company.

Business Outlook

In fiscal 2009, the Company is confident that it will meet or exceed its make good net income target of $12.0 million, or $0.61 per basic and fully diluted share.

“Our 2009 fiscal year is already off to a healthy start as we continue to see strong demand for our products and progress in expanding production capacity. In December, we will implement technical upgrades and efficiency improvements at our existing facility that should increase annual output by 60%. We hope to have our new manufacturing lines up and running by the end of February 2009 which will allow us meet the demands of our growing customer base,” said Mr. Li. “Over the next year we also expect to develop 15 new fertilizer products and grow our distribution base from 480 distributors to 540. At the same time, we plan on increasing our sales staff by roughly 10% to accelerate penetration in our current market of 27 provinces.”

Conference Call

The Company will conduct a conference call at 9:00 AM. Eastern Daylight Time on Thursday, September 25, 2008 to discuss results for its financial year ended June 30, 2008. To participate in the live conference call, please dial the following number approximately 15 minutes prior to the scheduled conference call time: 1-800-688-0796. International callers should dial 1-617-614-4070. When prompted by the operator, please mention conference passcode 976 801 97. If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Thursday September 25, 2008, 11:00 AM Eastern Daylight Time. To access the replay, please dial 1-888-286-8010 and enter the passcode 29071265. International callers should dial 1-617-801-6888 and enter the same passcode 29071265.

About China Green Agriculture, Inc.

China Green Agriculture, Inc. produces and distributes humic acid (“HA”) based liquid compound fertilizer through its wholly owned subsidiary, Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., (“TechTeam”). TechTeam produces and sells approximately 10,000 metric tons of over 100 different kinds of fertilizer products per year. All of TechTeam's fertilizer products are certified by the PRC government as green products and suitable for growing Grade AA "green" foods, also known as green products that contain little or no chemical materials, as stated by the China Green Food Research Center.

Cautionary Statement

This press release contains forward-looking statements concerning the Company’s business, products and financial results. The Company’s actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company’s control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

- FINANCIAL TABLES FOLLOW-

CHINA GREEN AGRICULTURE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	FOR THE YEARS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,

	2008	2007	2008	2007
	(audited)	(audited)	(unaudited)	(unaudited)
Net sales	$22,604,719	15,184,343	$7,222,630	6,113,371
Cost of goods sold	9,792,856	6,598,606	3,415,790	2,911,190
Gross profit	12,811,862	8,585,737	3,806,839	3,202,182
Operating expenses
Selling expenses	927,285	616,479	312,639	216,371
General and administrative expenses	2,567,661	395,207	1,136,899	(68,275)
Total operating expenses	3,494,945	1,011,686	1,449,537	148,096
Income from operations	9,316,917	7,574,051	2,357,302	3,054,086
Other income (expense)
Other income(expense)	43,694	957	4,047	2,414
Interest income	50,106	-	22,882	(20,559)
Interest expense	(933,053)	(361,254)	(648,692)	(90,703)
Bank charges	(6,663)		(221)	425
Total other income (expense)	(845,916)	(360,297)	(621,983)	(108,422)
Income before income taxes	8,471,001	7,213,754	1,735,319	2,945,664
Provision for income taxes	692,474	295,012	390,633	29,006
Net income	7,778,527	6,918,742	1,344,685	2,916,658
Other comprehensive income
Foreign currency translation gain	2,160,701	261,432	649,459	241,391
Comprehensive income	$9,939,228	7,180,173	$1,994,144	3,158,048

Basic weighted average shares outstanding	14,688,250	10,770,669	18,319,221	10,770,669
Basic net earnings per share	$0.53	0.64	$0.07	0.27
Diluted weighted average shares outstanding	14,695,626	10,770,669	18,326,596	10,770,669
Diluted net earnings per share	0.53	0.64	0.07	0.27

CHINA GREEN AGRICULTURE INC. AND SUBSIDIARIES AUDITED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2008 AND 2007

ASSETS

	2008	2007
Current Assets
Cash and cash equivalents	$16,612,416	$81,716
Restricted cash	193,392	-
Accounts receivable, net	3,590,552	1,885,351
Inventories	3,988,979	1,773,802
Other assets	128,091	187,164
Advances to suppliers	512,845	208,026
Total Current Assets	25,026,275	4,136,059

Plant, Property and Equipment, Net	18,199,456	11,757,931

Construction In Progress	5,115,492	42,707

Intangible Assets, Net	1,180,159	1,163,078

Total Assets	$49,521,382	$17,099,775

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$232,417	$221,592
Unearned revenue	88,950	81,341
Other payables and accrued expenses	455,228	301,625
Registration rights liability	506,142
Advances from other unrelated companies	344,628	543,210
Amount due to related parties	31,121	666,618
Taxes payable	5,878,275	2,276,720
Short term loans	4,201,925	4,243,316
Total Current Liabilities	11,738,686	8,334,420

Common Stock, $.001 par value, 6,313,617 shares subject to redemption	20,519,255	-

Commitment	-	-
Stockholders' Equity
Preferred Stock, $.001 par value, 20,000,000 shares authorized, Zero shares issued and outstanding	-	-
Common stock, $.001 par value, 780,000,000 shares authorized, 12,068,085 shares issued and outstanding	12,068	10,771
Additional paid-in capital	1,200,077	2,642,517
Statutory reserve	1,882,797	880,252
Retained earning	11,764,079	4,988,097
Accumulated other comprehensive income	2,404,419	243,718
Total Stockholders' Equity	17,263,441	8,765,355
Total Liabilities and Stockholders' Equity	$49,521,382	$17,099,775

CHINA GREEN AGRICULTURE INC. AND SUBSIDIARIES AUDITED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

	2008	2007
Cash flows from operating activities
Net income	$7,778,527	$6,918,742
Adjustments to reconcile net income to net cash
provided by operating activities
Share capital contribution - rental and interest paid by shareholders	10,216	65,894
Issuance of stock options for compensation	477,487	-
Depreciation	988,240	372,862
Amortization	105,266	93,813
Decrease / (Increase) in current assets
Accounts receivable	(1,412,479)	71,450
Other receivables	89,759	93,115
Inventories	(1,905,399)	(578,072)
Advances to suppliers	(265,955)	(35,068)
Other assets	(14,477)	(8,038)
(Decrease) / Increase in current liabilities
Accounts payable	(73,799)	(169,063)
Unearned revenue	(1,309)	(42,983)
Tax payables	3,161,272	1,602,499
Other payables and accrued expenses	180,261	398,377
Net cash provided by operating activities	9,117,611	8,783,528

Cash flows from investing activities
Acquisition of plant, property, and equipment	(5,840,159)	(9,739,708)
Additions to construction in progress	(4,782,862)	(29,201)
Net cash used in investing activities	(10,623,021)	(9,768,909)

Cash flows from financing activities
Repayment of loan	(481,914)	(191,922)
Shares issuance cost	(1,916,532)	-
Proceeds issuance of shares subject to redemption	20,519,255	-
Restricted cash	(193,392)	-
(Payments)/proceeds to/from related parties	(669,233)	1,210,223
Net cash provided by financing activities	17,258,183	1,018,301
Effect of exchange rate change on cash and cash equivalents	777,927	3,173
Net increase in cash and cash equivalents	16,530,700	36,093

Cash and cash equivalents, beginning balance	81,716	45,623
Cash and cash equivalents, ending balance	$16,612,416	$81,716
Supplement disclosure of cash flow information
Interest expense paid	$(222,260)	$322,734
Income taxes paid	$-	$-

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE THREE MONTHS AND YEARS ENDED JUNE 30, 2008 AND 2007

	Three Months Ended June 30, 2008		Three Months Ended June 30, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount - Non GAAP	$3,046,093	0.16	$2,916,658	0.27
Liquidated damages (1)	506,142	0.03
Non-cash compensation expense (2)	532,987	0.04
Share exchange (3)	662,279	0.05
Amount per consolidated statement of operations	$1,344,685	0.07	$2,916,658	0.27

	Year Ended June 30, 2008		Year Ended June 30, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount - Non GAAP	$9,479,935	0.65	$6,918,742	0.64
Liquidated damages (1)	506,142	0.03
Non-cash compensation expense (2)	532,987	0.04
Share exchange (3)	662,279	0.05
Amount per consolidated statement of operations	$7,778,527	0.53	$6,918,742	0.64

(1) Liquidated damages resulted from the late effectiveness of registration statement on Form S-1 as of June 30, 2008
(2) Charges associated with stock options grant to directors and management members
(3) One time charge in connection with the share exchange consummated on December 26, 2007

Use of Non-GAAP Financial Measures

GAAP results for the three months and year ended June 30, 2008 include non-cash stock based compensation charges and one time fees and penalty charges. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information excluding the impact of this item in this release. The Company's management believes that this non-GAAP measure provides investors with a better understanding of how the results relate to the Company's historical performance. A reconciliation of the adjustments to GAAP results appears in the table accompanying this press release. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

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